                                                                    Exhibit 99.1
                                                                    ------------


                                     For:           J. Crew Group, Inc.

                                     Contact:       Scott M. Rosen
                                                    EVP/Chief Financial Officer

                                                    (212) 209-2545

For Immediate Release
---------------------

                                                    Christine Greany
                                                    Tidal Communications
                                                    (203) 866-4401


               J. CREW GROUP ANNOUNCES REVISED FOURTH QUARTER AND
                            FISCAL YEAR 2002 RESULTS

         NEW YORK (April 4, 2003) - J. Crew Group, Inc. announced revised net loss and EBITDA results for the fourth quarter and fiscal year ended February 1, 2003. The reported net loss has been increased by $9.0 million to $20.7 million for the fourth quarter and to $40.6 million for the fiscal year. EBITDA decreased by the same amount to $7.2 million for the fourth quarter and $30.0 million for the fiscal year. The revision occurred as a result of the Company's recent decision to modify its strategy on the disposition of inventory to achieve inventory clearing at the end of each selling season. This decision occurred subsequent to the quarterly earnings release issued on March 20, 2003 but prior to the filing of the Company's Form 10-K for the fiscal year.

         Under its previous disposition strategy, excess prior season inventories would have been carried over for sale in subsequent seasons. Under its new strategy, the Company will accelerate the disposition of these excess inventories through factory stores, Internet promotions and warehouse sales. These changes in the method and timing of inventory disposition are expected to result in a decrease in the amounts ultimately received for these inventories. Accordingly, the Company had taken additional inventory reserves of $9.0 million as of February 1, 2003.

         Scott Rosen, Chief Financial Officer, stated, "This change in strategy will enable us to clear excess inventories in season and to maximize our offering of current season merchandise in all channels."

         J.Crew Group, Inc. is a leading retailer of men's and women's apparel, shoes and accessories. As of March 1, 2003, the Company operated 152 retail stores, the J.Crew catalog business, jcrew.com, and 42 factory outlet stores.

Certain statements herein are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the Company's current expectations or beliefs concerning future events and actual results of operations may differ materially from historical results or current expectations. Any such forward-looking statements are subject to various risks and uncertainties, including the strength of the economy, changes in the overall level of consumer spending or preferences in apparel, the performance of the Company's products within the prevailing retail environment, trade restrictions, political or financial instability in countries where the Company's goods are manufactured, postal rate increases, paper and printing costs, availability of suitable store locations at appropriate terms and other factors which are set forth in the Company's Form 10-K and in all filings with the SEC made by the Company subsequent to the filing of the Form 10-K. The Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

                               (tables to follow)

J.Crew Group, Inc.
Summary of operations
---------------------

                                                                     Fourth Quarter                      Year ended
                                                   --------------------------------------------------------------------
                                                      2/1/03           2/2/02               2/1/03           2/2/02
                                                   ------------     ------------         -------------    -------------
                                                                                   ($ in millions)
Revenues                                                $241.8           $246.7               $ 766.4          $ 777.9

Gross profit                                              83.8            104.4                 287.7            315.6

Selling, general & administrative expenses               (85.9)           (82.1)               (291.5)          (295.6)

Interest                                                 (12.1)            (9.1)                (41.0)           (36.5)

Income (loss) before income taxes                        (14.2)            13.2                 (44.8)           (16.5)

Net income (loss) (a)                                    (20.7)             6.7                 (40.6)           (11.0)
                                                   ------------     ------------         -------------    -------------

Taxes                                                      6.5              6.5                  (4.2)            (5.5)

Interest                                                  12.1              9.1                  41.0             36.5

Depreciation & amortization                                9.3              9.3                  33.8             33.3

                                                   ------------     ------------         -------------    -------------
EBITDA                                                   $ 7.2           $ 31.6                $ 30.0           $ 53.3
                                                   ============     ============         =============    =============



(a) The tax benefit for fiscal year 2002 was negatively impacted by the recognition of a valuation allowance against deferred tax assets as of February 1, 2003, net of the reversal of certain other tax accruals.

J.Crew Group, Inc.
Summary Balance Sheet Data
--------------------------

                                                             As of
                                                          ------------
Assets                                               2/1/03           2/2/02
------                                            -------------    ------------
                                                          ($ in millions)
Cash                                                 $   18.9         $   16.2

Inventories                                             107.3            138.9

Property & equipment, net                               171.5            187.3

Other                                                    51.1             58.9
                                                     --------         --------

                Total                                $  348.8         $  401.3
                                                     --------         --------

Liabilities and Stockholders' Deficit
-------------------------------------

Accounts payable and other current liabilities       $  119.4         $  143.0

Deferred credits                                         65.1             67.2

Long term debt                                          292.0            279.7

Redeemable preferred stock                              264.0            230.5

Stockholders' deficit                                  (391.7)          (319.1)

                                                     --------         --------
                Total                                $  348.8         $  401.3
                                                     ========         ========



Summary of cash flows
---------------------

                                                             Year ended
                                                      ------------------------
                                                       2/1/03          2/2/02
                                                    -------------   ------------
                                                          ($ in millions)
EBITDA                                              $   30.0           $   53.3

Cash interest                                          (24.3)             (19.1)

Taxes paid                                              (0.4)              (6.4)

Changes in working capital                              20.0               (2.0)
                                                    --------           --------

Cash from operations                                    25.3               25.8

Capital expenditures, net                              (20.4)             (42.6)

Net cash for financing activities                       (2.2)               0.1

                                                    --------           --------
Increase (decrease) in cash                         $    2.7           $  (16.7)
                                                    ========           ========